Exhibit 99.1

CVR ENERGY REPORTS 2012 SECOND QUARTER RESULTS

SUGAR LAND, Texas (August 1, 2012) — CVR Energy, Inc. (NYSE: CVI), a refiner and marketer of petroleum fuels and the majority owner in nitrogen fertilizer manufacturer CVR Partners, LP (NYSE: UAN), today reported second quarter 2012 net income of $154.7 million, or $1.75 per fully diluted share, on net sales of $2,308.3 million, compared to second quarter 2011 net income of $124.9 million, or $1.42 per fully diluted share, on net sales of $1,447.7 million.

Second quarter 2012 adjusted net income, a non-GAAP financial measure, was $223.1 million, or $2.52 per diluted share, compared to $126.4 million, or $1.44 per diluted share, for the second quarter of 2011. Major items impacting the 2012 second quarter adjusted net income, all net of taxes, were an unfavorable impact from first-in, first-out (FIFO) accounting of $63.9 million; an unrealized gain on derivatives of $28.4 million; expenses associated with proxy matters of $17.8 million; and share-based compensation of $10.8 million.

Year-to-date, the company reported net income of $129.5 million, or $1.46 per diluted share, on net sales of $4,276.9 million compared to net income of $170.7 million, or $1.94 per diluted share, on net sales of $2,615.0 million for the first six months of 2011. Strong operating results for the first six months of 2012 were negatively impacted by an unrealized loss before tax on derivatives of $81.3 million and an unfavorable impact from FIFO accounting of $95.0 million.

“Our solid second quarter results were driven by wide crack spreads, favorable crude differentials and strong operational performance from both of our refineries,” said Jack Lipinski, CVR Energy’s chief executive officer. “Following the completion of a scheduled turnaround in March, our Coffeyville plant has run exceptionally well. In fact, the refinery set a new crude throughput record of 125,900 barrels per day for the month of June.

“Our continuing integration efforts are paying off handsomely at the Wynnewood refinery, as well,” he said.  “Wynnewood posted $97.2 million of operating income for the quarter.

“Our results were also supported by our nitrogen fertilizer segment, which performed very well in the second quarter, reporting operating income of $36.1 million,” Lipinski said.

Petroleum Business

The petroleum business, which includes the Coffeyville and Wynnewood refineries, reported second quarter 2012 operating income of $248.9 million, and adjusted EBITDA, a non-GAAP financial measure, of $381.4 million, on net sales of $2,229.5 million, compared to operating income in the same quarter a year earlier of $183.5 million, and adjusted EBITDA of $208.4 million, on net sales of $1,376.7 million.

Second quarter 2012 throughput of crude oil and all other feedstocks and blendstocks totaled 199,501 barrels per day (bpd), compared to 116,459 bpd for the same period in 2011. Crude oil throughput for the second quarter 2012 averaged 190,372 bpd per day compared with 109,486 bpd for the same period in 2011. The year-over-year increase in throughput was mostly driven by the addition of the Wynnewood refinery.

Refining margin adjusted for FIFO impact per crude oil throughput barrel, a non-GAAP financial measure, was $20.98 in the second quarter 2012 compared to $25.49 during the same period in 2011. Gross profit per crude oil throughput barrel was $15.31 in the second quarter 2012, as compared to $19.36 during the same period in 2011.

Direct operating expense per barrel sold, exclusive of depreciation and amortization, for the second quarter 2012 was $3.81, down from $4.09 in the second quarter 2011, driven by increased throughput at the Coffeyville refinery.

Coffeyville Refinery

The Coffeyville refinery reported second quarter 2012 operating income of $151.9 million on net sales of $2,162.2 million, compared to $185.4 million of operating income on net sales of $1,376.6 million for the second quarter of 2011. Second quarter 2012 crude oil throughput totaled 121,325 bpd, compared to 109,486 bpd in the second quarter of 2011. Refining margin per crude oil throughput barrel for the second quarter of 2012 was $20.61, compared to $25.46 for the same period in 2011. Gross profit per crude oil throughput barrel was $15.00 in the second quarter of 2012, compared to $19.40 for the 2011 second quarter. The refining margin adjusted for FIFO impact was $309.4 million for the 2012 second quarter, compared to $257.8 million for the same period in 2011. Direct operating expense per barrel sold for the 2012 second quarter was $3.62, compared to $4.09 for the 2011 second quarter.

Wynnewood Refinery

CVR Energy acquired the Wynnewood refinery in December 2011. The 2012 second quarter represents the refinery’s second full quarter of production as a CVR Energy subsidiary.

For the second quarter of 2012, the refinery’s crude oil throughput totaled 69,046 bpd. The refinery’s second quarter 2012 operating income was $97.2 million on net sales of $782.3 million. The refining margin adjusted for FIFO impact in the second quarter 2012 was $158.5 million and direct operating expense per barrel sold for the quarter was $4.02.

Nitrogen Fertilizers Business

The fertilizer business operated by CVR Partners, LP reported second quarter 2012 operating income of $36.1 million, and adjusted EBITDA, a non-GAAP financial measure, of $44.1 million, on net sales of $81.4 million, compared to operating income of $39.3 million, and adjusted EBITDA of $45.0 million, on net sales of $80.7 million for the 2011 second quarter.

CVR Partners produced 108,900 tons of ammonia during the second quarter of 2012, of which 34,900 net tons were available for sale while the rest was upgraded to 180,000 tons of more profitable urea ammonium nitrate (UAN).  In the 2011 second quarter, the plant produced 102,300 tons of ammonia with 28,200 net tons available for sale with the remainder upgraded to 179,400 tons of UAN.

Second quarter 2012 average realized plant gate prices for ammonia and UAN were $568 per ton and $329 per ton, respectively, as compared to $574 per ton and $300 per ton, respectively, for the same period in 2011.

Cash and Debt

Consolidated cash and cash equivalents, which included $196.4 million for CVR Partners, increased to $692.6 million at the end of the 2012 second quarter, compared to $500.9 million at the end of the first quarter of 2012, primarily due to increased cash flows in the petroleum business.  Consolidated long-term debt at the end of the 2012 second quarter, which included $125.0 million for CVR Partners, remained nearly unchanged at $851.9 million.

# # #

Forward Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology.  These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control.  For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our Annual Report on Form 10-K for the year ended Dec. 31, 2011, and any subsequently filed quarterly reports on Form 10-Q.  These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.  Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements included in this press release are made only as of the date hereof.  CVR Energy disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Energy, Inc.

Headquartered in Sugar Land, Texas, CVR Energy, Inc.’s subsidiary and affiliated businesses operate independent refining assets in Coffeyville, Kan., and Wynnewood, Okla., with more than 185,000 barrels per day of processing capacity, a marketing network for supplying high value transportation fuels to customers through tanker trucks and pipeline terminals, and a crude oil gathering system serving Kansas, Oklahoma, western Missouri, southwestern Nebraska and Texas.  In addition, CVR Energy subsidiaries own a majority interest in and serve as the general partner of CVR Partners, LP, a producer of ammonia and urea ammonium nitrate, or UAN, fertilizers.

For further information, please contact:

Investor Relations:

Jay Finks

CVR Energy, Inc.

281-207-3588

InvestorRelations@CVREnergy.com

Media Relations:

Angie Dasbach

CVR Energy, Inc.

913-982-0482

MediaRelations@CVREnergy.com

CVR Energy, Inc.

Financial and Operational Data (all information in this release is unaudited unless noted otherwise).

	Three Months Ended June 30,		Change from 2011
	2012	2011	Change	Percent
	(in millions, except per share data)
Consolidated Statement of Operations Data:
Net sales	$2,308.3	$1,447.7	$860.6	59.4%
Cost of product sold	1,874.2	1,123.4	750.8	66.8
Direct operating expenses	94.1	66.2	27.9	42.1
Insurance recovery — business interruption	—	—	—	—
Selling, general and administrative expenses	72.0	18.2	53.8	295.6
Depreciation and amortization	32.2	22.0	10.2	46.4
Operating income	235.8	217.9	17.9	8.2
Interest expense and other financing costs	(19.0)	(14.2)	(4.8)	33.8
Gain (loss) on derivatives, net
Realized	(8.1)	0.5	(8.6)	(1,720.0)
Unrealized	46.9	6.4	40.5	632.8
Loss on extinguishment of debt	—	(0.2)	0.2	—
Other income, net	0.8	0.5	0.3	60.0
Income before income tax expense	256.4	210.9	45.5	21.6
Income tax expense	91.1	76.7	14.4	18.8
Net income	165.3	134.2	31.1	23.2
Net income attributable to noncontrolling interest	10.6	9.3	1.3	14.0
Net income attributable to CVR Energy stockholders	$154.7	$124.9	$29.8	23.9%

Basic earnings per share	$1.78	$1.44	$0.34	23.6%
Diluted earnings per share	$1.75	$1.42	$0.33	23.2%

Adjusted net income	$223.1	$126.4	$96.7	76.5%
Adjusted net income, per diluted share	$2.52	$1.44	$1.08	75.0%

Weighted-average common shares outstanding:
Basic	86.8	86.4	0.4	0.5%
Diluted	88.5	87.8	0.6	0.7%

	Six Months Ended June 30,		Change from 2011
	2012	2011	Change	Percent
	(in millions, except per share data)
Consolidated Statement of Operations Data:
Net sales	$4,276.9	$2,615.0	$1,661.9	63.6%
Cost of product sold	3,509.4	2,060.2	1,449.2	70.3
Direct operating expenses	209.6	134.6	75.0	55.7
Insurance recovery — business interruption	—	(2.9)	2.9	—
Selling, general and administrative expenses	117.3	51.5	65.8	127.8
Depreciation and amortization	64.3	44.1	20.2	45.8
Operating income	376.3	327.5	48.8	14.9
Interest expense and other financing costs	(38.2)	(27.4)	(10.8)	39.4
Gain (loss) on derivatives, net
Realized	(27.2)	(18.4)	(8.8)	47.8
Unrealized	(81.3)	3.2	(84.5)	(2,640.6)
Loss on extinguishment of debt	—	(2.1)	2.1	—
Other income, net	1.1	1.1	—	—
Income before income tax expense	230.7	283.9	(53.2)	(18.7)
Income tax expense	81.4	103.9	(22.5)	(21.7)
Net income	149.3	180.0	(30.7)	(17.1)
Net income attributable to noncontrolling interest	19.8	9.3	10.5	112.9
Net income attributable to CVR Energy stockholders	$129.5	$170.7	$(41.2)	(24.1)%

Basic earnings per share	$1.49	$1.97	$(0.48)	(24.4)%
Diluted earnings per share	$1.46	$1.94	$(0.48)	(24.7)%

Adjusted net income	$295.7	$175.6	$120.1	68.4%
Adjusted net income, per diluted share	$3.34	$2.00	$1.34	67.0%

Weighted-average common shares outstanding:
Basic	86.8	86.4	0.4	0.5%
Diluted	88.5	87.8	0.7	0.8%

	As of June 30,	As of December 31,
	2012	2011
		(audited)
	(in millions)
Balance Sheet Data:
Cash and cash equivalents	$692.6	$388.3
Working capital	904.5	769.2
Total assets	3,284.7	3,119.3
Long-term debt	851.9	853.9
Total CVR stockholders’ equity	1,276.5	1,151.6

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in millions)
Cash Flow Data
Net cash flow provided by (used in):
Operating activities	$249.6	$178.6	$435.9	$162.6
Investing activities	(45.4)	(13.6)	(104.8)	(20.7)
Financing activities	(12.4)	417.1	(26.8)	406.0
Net cash flow	$191.8	$582.1	$304.3	$547.9

Segment Information

Our operations are organized into two reportable segments, Petroleum and Nitrogen Fertilizer. Our operations that are not included in the Petroleum and Nitrogen Fertilizer segments are included in Corporate and Other segment (along with elimination of intersegment transactions). The Petroleum segment includes the operations of our Coffeyville, Kansas and Wynnewood, Oklahoma refineries along with our crude oil gathering and pipeline systems. The Nitrogen Fertilizer segment is operated by CVR Partners, LP, (“CVR Partners”) of which we own a majority interest and serve as general partner. It consists of a nitrogen fertilizer manufacturing facility that utilizes a pet coke gasification process in producing nitrogen fertilizer.  Detailed operating results for the Nitrogen Fertilizer segment for the quarter ended June 30, 2012 are included in CVR Partners’ press release dated August 1, 2012.

	Petroleum	Nitrogen Fertilizer (CVR Partners)	Corporate and Other	Consolidated
	(in millions)
Three months ended June 30, 2012
Net sales	$2,229.5	$81.4	$(2.6)	$2,308.3
Cost of product sold	1,866.1	10.7	(2.6)	1,874.2
Direct operating expenses (1)	69.1	22.4	0.1	91.6
Major scheduled turnaround expense	2.5	—	—	2.5
Selling, general & administrative	16.3	7.0	48.7	72.0
Depreciation and amortization	26.6	5.2	0.4	32.2
Operating income (loss)	$248.9	$36.1	$(49.2)	$235.8

Capital expenditures	$27.0	$16.9	$1.7	$45.6

Six months ended June 30, 2012
Net sales	$4,128.0	$159.7	$(10.8)	$4,276.9
Cost of product sold	3,496.8	23.3	(10.7)	3,509.4
Direct operating expenses (1)	140.8	45.3	—	186.1
Major scheduled turnaround expense	23.5	—	—	23.5
Selling, general & administrative	30.2	13.0	74.0	117.3
Depreciation and amortization	52.9	10.6	0.8	64.3
Operating income (loss)	$383.8	$67.5	$(74.9)	$376.3

Capital expenditures	$62.4	$39.2	$3.6	$105.2

	Petroleum	Nitrogen Fertilizer (CVR Partners)	Corporate and Other	Consolidated
	(in millions)
Three months ended June 30, 2011
Net sales	$1,376.7	$80.7	$(9.7)	$1,447.7
Cost of product sold	1,122.8	9.7	(9.1)	1,123.4
Direct operating expenses (1)	44.0	22.3	(0.1)	66.2
Major scheduled turnaround expense	—	—	—	—
Insurance recovery — business interruption	—	—	—	—
Selling, general & administrative	9.4	4.7	4.1	18.2
Depreciation and amortization	17.0	4.7	0.3	22.0
Operating income (loss)	$183.5	$39.3	$(4.9)	$217.9

Capital expenditures	$8.6	$4.0	$1.0	$13.6

Six months ended June 30, 2011
Net sales	$2,487.9	$138.1	$(11.0)	$2,615.0
Cost of product sold	2,053.0	17.2	(10.0)	2,060.2
Direct operating expenses (1)	89.5	45.3	(0.2)	134.6
Major scheduled turnaround expense	—	—	—	—
Insurance recovery — business interruption	—	(2.9)	—	(2.9)
Selling, general & administrative	22.3	13.1	16.1	51.5
Depreciation and amortization	33.9	9.3	0.9	44.1
Operating income (loss)	$289.2	$56.1	$(17.8)	$327.5

Capital expenditures	$13.2	$6.0	$1.8	$21.0

(1)          Excluding turnaround expenses.

	Petroleum	Nitrogen Fertilizer (CVR Partners)	Corporate and Other	Consolidated
	(in millions)
June 30, 2012
Cash and cash equivalents (1)	$—	$196.4	$496.2	$692.6
Total assets	2,540.0	639.7	105.0	3,284.7
Long-term debt (1)	—	125.0	726.9	851.9

December 31, 2011
Cash and cash equivalents (1)	$—	$237.0	$151.3	$388.3
Total assets	2,322.1	659.3	137.9	3,119.3
Long-term debt (1)	—	125.0	728.9	853.9

(1)          Corporate and Other is inclusive of the Petroleum segment’s cash and cash equivalents and long-term debt.

Petroleum Segment Operating Data

The following tables set forth information about our consolidated Petroleum segment operations and our Coffeyville and Wynnewood refineries. Reconciliations of certain non-GAAP financial measures are provided under “Use of Non-GAAP Financial Measures” below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in millions, except operating statistics)
Petroleum Segment Summary Financial Results:
Net sales	$2,229.5	$1,376.7	$4,128.0	$2,487.9
Cost of product sold	1,866.1	1,122.8	3,496.8	2,053.0
Refining margin*	363.4	253.9	631.2	434.9
Direct operating expenses	69.1	44.0	140.8	89.5
Major scheduled turnaround expense	2.5	—	23.5	—
Depreciation and amortization	26.6	17.0	52.9	33.9
Gross profit	265.2	192.9	414.0	311.5
Selling, general and administrative expenses	16.3	9.4	30.2	22.3
Operating income	$248.9	$183.5	$383.8	$289.2

Refining margin adjusted for FIFO impact*	$468.8	$258.0	$726.2	$413.6

Adjusted Petroleum EBITDA*	$381.4	$208.4	$535.2	$296.6

Petroleum Segment Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$20.98	$25.49	$20.58	$23.08
FIFO impact (favorable) unfavorable	6.09	0.41	3.10	(1.13)
Refining margin adjusted for FIFO impact*	27.07	25.90	23.68	21.95
Gross profit	15.31	19.36	13.50	16.53
Direct operating expenses	4.13	4.42	5.36	4.74
Direct operating expenses per barrel sold	$3.81	$4.09	$4.69	$4.45
Barrels sold (barrels per day)	206,606	118,435	190,319	110,860

	Three Months Ended June 30,				Six Months Ended June 30,
	2012		2011		2012		2011
Petroleum Segment Summary Refining Throughput and Production Data:
(barrels per day)
Throughput:
Sweet	148,912	74.6%	84,654	72.6%	129,781	73.1%	82,302	74.1%
Light/medium sour	20,488	10.3%	198	0.2%	22,728	12.8%	397	0.4%
Heavy sour	20,972	10.5%	24,634	21.2%	16,006	9.0%	21,416	19.3%
Total crude oil throughput	190,372	95.4%	109,486	94.0%	168,515	94.9%	104,115	93.8%
All other feedstocks and blendstocks	9,129	4.6%	6,973	6.0%	8,929	5.1%	6,923	6.2%
Total throughput	199,501	100.0%	116,459	100.0%	174,444	100.0%	111,038	100.0%

Production:
Gasoline	96,972	48.7%	53,495	45.5%	89,131	50.4%	51,564	46.2%
Distillate	82,075	41.3%	48,959	41.6%	72,202	40.9%	45,934	41.1%
Other (excluding internally produced fuel)	19,910	10.0%	15,106	12.9%	15,396	8.7%	14,158	12.7%
Total refining production (excluding internally produced fuel)	198,957	100.0%	117,560	100.0%	176,729	100.0%	111,656	100.0%

Product price (dollars per gallon):
Gasoline	$2.89		$3.07		$2.88		$2.86
Distillate	2.95		3.14		3.03		3.03

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Market Indicators (dollars per barrel):
West Texas Intermediate (WTI) NYMEX	$93.35	$102.34	$98.15	$98.50
Crude Oil Differentials:
WTI less WTS (light/medium sour)	5.28	2.51	4.48	3.30
WTI less WCS (heavy sour)	20.45	17.61	23.79	19.76
NYMEX Crack Spreads:
Gasoline	30.42	27.85	27.95	22.98
Heating Oil	28.13	25.56	28.87	24.76
NYMEX 2-1-1 Crack Spread	29.27	26.71	28.41	23.87
PADD II Group 3 Basis:
Gasoline	(3.24)	(1.59)	(5.00)	(1.82)
Ultra Low Sulfur Diesel	2.16	3.24	0.28	2.21
PADD II Group 3 Product Crack:
Gasoline	27.18	26.26	22.95	21.16
Ultra Low Sulfur Diesel	30.29	28.81	29.14	26.97
PADD II Group 3 2-1-1	28.74	27.53	26.05	24.06

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in millions, except operating statistics)
Coffeyville Refinery Financial Results:
Net sales	$2,162.2	$1,376.6	$3,457.9	$2,487.7
Cost of product sold	1,934.6	1,122.9	3,070.9	2,053.1
Refining margin*	227.6	253.7	387.0	434.6
Direct operating expenses	43.6	43.0	87.4	85.2
Turnaround expenses	0.9	1.1	21.0	4.3
Depreciation and amortization	17.4	16.3	34.7	32.6
Gross profit	165.7	193.3	243.9	312.5
Selling, general and administrative expenses	13.8	7.9	24.2	20.7
Operating income	$151.9	$185.4	$219.7	$291.8

Refining margin adjusted for FIFO impact*	$309.4	$257.8	$455.8	$413.3

Coffeyville Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$20.61	$25.46	$20.27	$23.06
FIFO impact (favorable) unfavorable	7.41	0.41	3.61	(1.13)
Refining margin adjusted for FIFO impact*	28.02	25.87	23.88	21.93
Gross profit	15.00	19.40	12.78	16.59
Direct operating expenses	4.03	4.42	5.68	4.74
Direct operating expenses per barrel sold	$3.62	$4.09	$5.02	$4.45
Barrels sold (barrels per day)	135,062	118,435	118,569	110,860

	Three Months Ended June 30,				Six Months Ended June 30,
	2012		2011		2012		2011
Coffeyville Refinery Throughput and Production Data:
(barrels per day)
Throughput:
Sweet	100,166	78.4%	84,654	72.6%	86,041	77.7%	82,302	74.1%
Light/medium sour	187	0.1%	198	0.2%	2,817	2.5%	397	0.4%
Heavy sour	20,972	16.4%	24,634	21.2%	16,006	14.4%	21,415	19.3%
Total crude oil throughput	121,325	94.9	109,486	94.0%	104,864	94.6%	104,114	93.8%
All other feedstocks and blendstocks	6,500	5.1%	6,973	6.0%	5,934	5.4%	6,923	6.2%
Total throughput	127,825	100.0%	116,459	100.0%	110,798	100.0%	111,037	100.0%

Production:
Gasoline	62,351	47.9%	53,495	45.5%	56,310	50.1%	51,564	46.2%
Distillate	54,933	42.3%	48,959	41.6%	48,004	42.7%	45,934	41.1%
Other (excluding internally produced fuel)	12,753	9.8%	15,106	12.9%	8,123	7.2%	14,157	12.7%
Total refining production (excluding internally produced fuel)	130,037	100.0%	117,560	100.0%	112,437	100.0%	111,655	100.0%

Product price (dollars per gallon):
Gasoline	$2.89		$3.07		$2.89		$2.86
Distillate	2.94		3.14		3.00		3.03

	Three Months Ended June 30, 2012	Six Months Ended June 30, 2012
	(in millions, except operating statistics)
Wynnewood Refinery Financial Results:
Net sales	$782.3	$1,607.8
Cost of product sold	647.5	1,365.0
Refining margin*	134.8	242.8
Direct operating expenses	25.5	53.4
Turnaround expenses	1.6	2.5
Depreciation and amortization	8.4	16.7
Gross profit	99.3	170.2
Selling, general and administrative expenses	2.1	5.5
Operating income	$97.2	$164.7

Refining margin adjusted for FIFO impact*	$158.5	$269.0

Wynnewood Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$21.47	$20.97
FIFO impact (favorable) unfavorable	3.76	2.25
Refining margin adjusted for FIFO impact*	25.23	23.22
Gross profit	15.82	14.70
Direct operating expenses	4.30	4.83
Direct operating expenses per barrel sold	$4.02	$4.15
Barrels sold (barrels per day)	74,072	73,996

	Three Months Ended June 30, 2012		Six Months Ended June 30, 2012
		%		%
Wynnewood Refinery Throughput and Production Data:
(barrels per day)
Throughput:
Sweet	48,745	68.0%	43,740	65.6%
Light/medium sour	20,301	28.3%	19,911	29.9%
Heavy sour	—	—%	—	—%
Total crude oil throughput	69,046	96.3%	63,651	95.5%
All other feedstocks and blendstocks	2,629	3.7%	2,995	4.5%
Total throughput	71,675	100.0%	66,646	100.0%

Production:
Gasoline	34,621	50.2%	32,821	51.0%
Distillate	27,142	39.4%	24,198	37.6%
Other (excluding internally produced fuel)	7,157	10.4%	7,273	11.4%
Total refining production (excluding internally produced fuel)	68,920	100.0%	64,292	100.0%

Product price (dollars per gallon):
Gasoline	$2.88		$2.90
Distillate	2.95		3.06

Nitrogen Fertilizer Segment Operating Data

The following tables set forth information about the Nitrogen Fertilizer segment operated by CVR Partners, of which we own a majority interest and serve as general partner. Reconciliations of certain non-GAAP financial measures are provided under “Use of Non-GAAP Financial Measures” below. Additional discussion of operating results for the Nitrogen Fertilizer segment for the quarter ended June 30, 2012 are included in CVR Partners’ press release dated August 1, 2012.

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in millions, except as noted)
Nitrogen Fertilizer Segment Financial Results:
Net sales	$81.4	$80.7	$159.7	$138.1
Cost of product sold	10.7	9.7	23.3	17.2
Direct operating expenses	22.4	22.3	45.3	45.3
Insurance recovery — business interruption	—	—	—	(2.9)
Selling, general and administrative expenses	7.0	4.7	13.0	13.1
Depreciation and amortization	5.2	4.7	10.6	9.3

Operating income	$36.1	$39.3	$67.5	$56.1

Adjusted Nitrogen Fertilizer EBITDA*	$44.1	$45.0	$82.1	$70.9

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in millions, except as noted)
Nitrogen Fertilizer Segment Key Operating Statistics:
Production (thousand tons):
Ammonia (gross produced) (1)	108.9	102.3	198.2	207.6
Ammonia (net available for sale) (1)	34.9	28.2	59.9	63.4
UAN	180.0	179.4	334.6	350.0

Petroleum coke consumed (thousand tons)	130.2	135.8	250.7	259.9
Petroleum coke (cost per ton)	$31	$30	$36	$23

Sales (thousand tons):
Ammonia	29.4	33.6	59.3	60.9
UAN	177.2	166.1	335.5	345.4

Product pricing (plant gate) (dollars per ton) (2):
Ammonia	$568	$574	$591	$570
UAN	$329	$300	$322	$252

On-stream factors (3):
Gasification	99.2%	99.3%	96.2%	99.6%
Ammonia	98.0%	98.5%	94.7%	97.6%
UAN	96.7%	97.6%	90.1%	95.4%

Market Indicators:
Ammonia — Southern Plains (dollars per ton)	$585	$604	$585	$605
UAN — Mid Cornbelt (dollars per ton)	$417	$366	$380	$358

* See Use of Non-GAAP Financial Measures below.

(1)             Gross tons produced for ammonia represent the total ammonia produced, including ammonia produced that was upgraded into UAN. The net tons available for sale represent the ammonia available for sale that was not upgraded into UAN.

(2)             Plant gate sales per ton represent net sales less freight and hydrogen revenue divided by product sales volume in tons in the reporting period and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.

(3)             On-stream factor is the total number of hours operated divided by the total number of hours in the reporting period and is included as a measure of operating efficiency.

Use of Non-GAAP Financial Measures

To supplement the actual results in accordance with GAAP for the applicable periods, the Company also uses non-GAAP measures as discussed below, which are adjusted for GAAP-based results. The use of non-GAAP adjustments are not in accordance with or an alternative for GAAP. The adjustments are provided to enhance an overall understanding of the Company’s financial performance for the applicable periods and are indicators management believes are relevant and useful for planning and forecasting future periods.

Adjusted net income is not a recognized term under GAAP and should not be substituted for net income (loss) as a measure of our performance but rather should be utilized as a supplemental measure of financial performance in evaluating our business. Management believes that adjusted net income provides relevant and useful information that enables external users of our financial statements, such as industry analysts, investors, lenders and rating agencies to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in millions, except per share data)
Reconciliation of Net Income to Adjusted Net Income:
Net Income attributable to CVR Energy stockholders	$154.7	$124.9	$129.5	$170.7
Adjustments (all net of taxes):
FIFO impact (favorable) unfavorable	63.9	2.5	57.6	(12.9)
Share-based compensation	10.8	1.3	13.3	15.0
Loss on extinguishment of debt	—	0.1	—	1.3
Major scheduled turnaround expense	1.5	0.6	14.2	2.5
Loss on disposition of fixed assets	—	0.9	—	0.9
Unrealized (gain) loss on derivatives	(28.4)	(3.9)	49.3	(1.9)
Expenses associated with proxy matters	17.8	—	26.8	—
Expenses associated with the acquisition of Gary-Williams (1)	2.8	—	5.0	—
Adjusted net income	$223.1	$126.4	$295.7	$175.6

Adjusted net income per diluted share	$2.52	$1.44	$3.34	$2.00

(1)          Legal, professional and integration expenses related to acquisition of Gary-Williams in December 2011.

Refining margin per crude oil throughput barrel is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization). Refining margin is a non-GAAP measure that we believe is important to investors in evaluating our refinery’s performance as a general indication of the amount above our cost of product sold that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of product sold exclusive of depreciation and amortization) can be taken directly from our Statement of Operations. Our calculation of refining margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. In order to derive the refining margin per crude oil throughput barrel, we utilize the total dollar figures for refining margin as derived above and divide by the applicable number of crude oil throughput barrels for the period. We believe that refining margin is important to enable investors to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

Refining margin per crude oil throughput barrel adjusted for FIFO impact is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization) adjusted for FIFO impacts. Refining margin adjusted for FIFO impact is a non-GAAP measure that we believe is important to investors in evaluating our refinery’s performance as a general indication of the amount above our cost of product sold (taking into account the impact of our utilization of FIFO) that we are able to sell refined products. Our calculation of refining margin adjusted for FIFO impact may differ from calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. Under our FIFO accounting method, changes in crude oil prices can cause fluctuations in the inventory valuation of our crude oil, work in process and finished goods, thereby resulting in favorable FIFO impacts when crude oil prices increase and unfavorable FIFO impacts when crude oil prices decrease.

Adjusted Petroleum and Nitrogen Fertilizer EBITDA represents operating income adjusted for FIFO impacts (favorable) unfavorable, share-based compensation, major scheduled turnaround expenses, realized gain (loss) on derivatives, net, loss on disposition of fixed assets, depreciation and amortization and other income (expense). Adjusted EBITDA by operating segment results from operating income by segment adjusted for items that we believe are needed in order to evaluate results in a more comparative analysis from period to period. Adjusted EBITDA by operating segment is not a recognized term under GAAP and should not be substituted for operating income as a measure of performance but should be utilized as a supplemental measure of performance in evaluating our business. Management believes that adjusted EBITDA by operating segment provides relevant and useful information that enables investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the reviewing of our overall financial, operational and economic performance. Below is a reconciliation of operating income to adjusted EBITDA for the petroleum and nitrogen fertilizer segments for the three and six months ended June 30, 2012 and 2011:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in millions)
Petroleum:
Petroleum operating income	$248.9	$183.5	$383.8	$289.2
FIFO impacts (favorable) unfavorable	105.4	4.1	95.0	(21.3)
Share-based compensation	5.4	0.5	6.4	7.1
Major scheduled turnaround expenses	2.5	1.1	23.5	4.3
Loss on disposition of fixed assets	—	1.5	—	1.5
Realized gain (loss) on derivatives, net	(8.1)	0.5	(27.2)	(18.4)
Depreciation and amortization	26.6	17.0	52.9	33.9
Other income	0.7	0.2	0.8	0.3
Adjusted Petroleum EBITDA	$381.4	$208.4	$535.2	$296.6

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in millions)
Nitrogen Fertilizer:
Nitrogen Fertilizer operating income	$36.1	$39.3	$67.5	$56.1
Share-based compensation	2.8	0.9	4.0	5.5
Depreciation and amortization	5.2	4.7	10.6	9.3
Other income, net	—	0.1	—	—
Adjusted Nitrogen Fertilizer EBITDA	$44.1	$45.0	$82.1	$70.9

Derivatives Summary. To reduce the basis risk between the price of products for Group 3 and that of the NYMEX associated with selling forward derivative contracts for NYMEX crack spreads, we may enter into basis swap positions to lock the price difference. If the difference between the price of products on the NYMEX and Group 3 (or some other price benchmark as we may deem appropriate) is different than the value contracted in the swap, then we will receive from or owe to the counterparty the difference on each unit of product contracted in the swap, thereby completing the locking of our margin. From time to time our petroleum segment holds various NYMEX positions through a third-party clearing house. In addition, the Company enters into commodity swap contracts. The physical volumes are not exchanged and these contracts are net settled with cash.

The table below summarizes our open commodity derivatives positions as of June 30, 2012.  The positions are primarily in the form of ‘crack spread’ swap agreements with financial counterparties, wherein the Company will receive the fixed prices noted below.

	Barrels	Fixed Price(1)
Commodity Swaps
Third Quarter 2012	4,950,000	$23.62
Fourth Quarter 2012	3,075,000	20.54

First Quarter 2013	2,100,000	24.31
Second Quarter 2013	1,125,000	24.85
Third Quarter 2013	1,125,000	23.86
Fourth Quarter 2013	1,125,000	22.51

Total	13,500,000	$23.06

(1)          Weighted-average price of all positions for period indicated.